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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

NAME OF ENTITY                                     STATE OF INCORPORATION
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First USA Bank                                     Delaware Banking Corporation
First USA Capital Corp.                            Delaware
First USA Capital Markets, Inc.                    Michigan
First USA Direct Marketing, Inc.                   Delaware
First USA Federal Savings Bank                     A Federally Chartered Bank
First USA Financial, Inc.                          Delaware
First USA Financial Services, Inc.                 Utah Industrial Loan Company
First USA General Agency, Inc.                     Texas
First USA ICS, Inc.                                Delaware
First USA Management, Inc.                         Delaware
First USA Management Resources, Inc.               Delaware
First USA Management Services, Inc.                Delaware
First USA Merchant Services, Inc.                  Nevada
First USA Paymentech, Inc.                         Delaware
First USA Technology, Inc.                         Delaware
First USA Thrift Services, Inc.                    Delaware
First USA Services, Inc.                           Delaware
GENSAR Holdings, Inc.                              Delaware
Litle & Company, Inc.                              Delaware
MAGroup, Inc.                                      Arizona
Mokarow & Associates, Inc.                         Texas
National Card Processing Systems, Inc.             Delaware